Exhibit 99.1

RenovoRx to Highlight TAMP™ Platform at JonesTrading Virtual Key Opinion Leader Webinar on the Evolving Pancreatic Cancer Landscape, August 13th

MOUNTAIN VIEW, Calif., August 4, 2026 — RenovoRx, Inc. (“RenovoRx” or “the Company”) (Nasdaq: RNXT), a life sciences company developing innovative targeted oncology therapies and commercializing RenovoCath®, a patented, FDA-cleared drug-delivery device, today announced it will participate in a JonesTrading webinar with oncology key opinion leaders (KOLs) and Shaun Bagai, Chief Executive Officer of RenovoRx, on August 13, 2026 at 1:30 p.m. ET.

The webinar, The Evolving Pancreatic Cancer Landscape: The Role of RenovoRx’s TAMP Platform and Emerging Clinical Advances, will be moderated by Justin Walsh, Equity Research Analyst covering the healthcare sector at JonesTrading. He will be joined by Dae Won Kim, MD, Medical Oncologist in Gastrointestinal Oncology at Moffitt Cancer Center, Ravi Shridhar, MD, PhD, Theranostic Program Director in the Department of Radiation Oncology at AdventHealth Cancer Institute, and Mr. Bagai.

Clinical Topics

●	The exciting and rapidly evolving pancreatic cancer treatment landscape.

●	RenovoRx’s Trans-Arterial Micro-Perfusion (TAMP) platform, enabled by the RenovoCath device, and its potential to deliver various existing and new chemotherapies locally rather than systemically.

●	The ongoing Phase III TIGeR-PaC clinical trial, which is evaluating intra-arterial gemcitabine delivered via RenovoCath, as a potential treatment for locally advanced pancreatic cancer.

●	Clinical experience integrating TAMP chemotherapy delivery via RenovoCath as a commercially available stand-alone medical device product into medical practice.

RenovoRx Commercial and Financial Topics

●	Promising commercial launch of RenovoCath as a stand-alone device within its FDA-cleared uses, with growing revenues and a pathway for continued revenue expansion.

●	Increasing the number of active commercial cancer center customers and their utilization of TAMP and RenovoCath to drive revenue and reduce the Company’s cash burn.

Webinar Details:

Title: The Evolving Pancreatic Cancer Landscape: The Role of RenovoRx’s TAMP Platform and Emerging Clinical Advances

Date: Thursday, August 13, 2026

Time: 1:30 p.m. ET

Speakers:	Dae Won Kim, MD, Moffitt Cancer Center,
Ravi Shridhar, MD, PhD, AdventHealth Cancer Institute, and
Shaun Bagai, Chief Executive Officer, RenovoRx

Moderator: Justin Walsh, Equity Research Analyst, Healthcare, JonesTrading

Webcast: https://ir.renovorx.com/news-events/ir-calendar-events

For interested individuals unable to join the webinar, a replay of the webcast will be available at https://ir.renovorx.com/news-events/ir-calendar-events.

About RenovoCath

Based on its FDA clearance, RenovoCath® is intended for the isolation of blood flow and delivery of fluids, including diagnostic and/or therapeutic agents, to select sites in the peripheral vascular system. RenovoCath is also indicated for temporary vessel occlusion in applications including arteriography, preoperative occlusion, and chemotherapeutic drug infusion. For further information regarding our RenovoCath Instructions for Use (“IFU”), please see https://renovorx.com/wp-content/uploads/2026/06/IFU-10004-Rev.-H-Universal-IFU.pdf.

About RenovoRx, Inc.

RenovoRx, Inc. (Nasdaq: RNXT) is a life sciences company developing innovative targeted oncology therapies and commercializing RenovoCath®, a patented, U.S. Food and Drug Administration (FDA)-cleared local drug-delivery device, targeting high unmet medical needs. RenovoRx’s patented Trans-Arterial Micro-Perfusion (TAMP™) therapy platform is designed for targeted therapeutic delivery across the arterial wall near the tumor site to bathe the target tumor, while potentially minimizing a therapy’s toxicities versus systemic intravenous therapy. RenovoRx’s novel approach to targeted treatment offers the potential for increased safety, tolerance, and improved efficacy, and its mission is to transform the lives of cancer patients by providing innovative solutions to enable targeted delivery of diagnostic and therapeutic agents.

RenovoRx is actively commercializing its TAMP technology and FDA-cleared RenovoCath as a stand-alone device. For its first full year of commercial efforts in 2025, RenovoRx generated approximately $1.1 million in RenovoCath sales and a record $563,000 of sales in the first quarter of 2026. RenovoRx is actively working to expand the number of medical institutions initiating new RenovoCath orders, including esteemed, high-volume National Cancer Institute-designated centers.

RenovoRx is also evaluating its novel drug-device combination oncology product candidate intra-arterial gemcitabine delivered via RenovoCath (known as IAG), in the ongoing Phase III TIGeR-PaC trial. IAG is being evaluated by the Center for Drug Evaluation and Research (the drug division of the FDA) under a U.S. investigational new drug application that is regulated by the FDA’s 21 CFR 312 pathway. IAG utilizes RenovoCath, which is FDA-cleared for temporary vessel occlusion in applications including arteriography, preoperative occlusion, and chemotherapeutic drug infusion. RenovoRx anticipates full enrollment in the TIGeR-PaC trial in the very near term and final data readout in mid to late 2027.

The IAG combination product candidate, enabled by the RenovoCath device, is currently under investigation and has not been approved for commercial sale. RenovoCath with gemcitabine received Orphan Drug Designation for pancreatic cancer and bile duct cancer, which provides seven years of market exclusivity upon new drug application approval by the FDA.

For more information, visit www.renovorx.com. Follow RenovoRx on Facebook, LinkedIn, and X.

Cautionary Note Regarding Forward-Looking Statements

This press release, the webinar described herein, and statements of the Company’s management and third parties made in connection therewith contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934, including but not limited to statements regarding (i) our clinical trials and studies (including expectations for full enrollment and data read out), (ii) the potential for our product candidates to treat or provide clinically meaningful outcomes for certain medical conditions or diseases, and (iii) our efforts to commercialize our RenovoCath and TAMP technology and our expected financial results from such efforts. Statements that are not purely historical are forward-looking statements. The forward-looking statements contained herein are based upon our current expectations and beliefs regarding future events, many of which, by their nature, are inherently uncertain, outside of our control, and involve assumptions that may never materialize or may prove to be incorrect. These may include estimates, projections, and statements relating to our research and development plans, intellectual property development, clinical trials, our therapy platform, business plans, financing plans, objectives, and expected operating results, which are based on current expectations and assumptions that are subject to known and unknown risks and uncertainties that may cause actual results to differ materially and adversely from those expressed or implied by these forward-looking statements. These statements may be identified using words such as “may,” “expects,” “plans,” “aims,” “anticipates,” “believes,” “forecasts,” “aim, “ “goal,” “estimates,” “intends,” and “potential,” or derivatives of these terms or other comparable terminology regarding RenovoRx’s statements about the future, although not all forward-looking statements contain these words. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, that could cause actual events to differ materially from those projected or indicated by such statements, including, among other things: (i) the risk that our exploration of commercial opportunities for our TAMP technology may not lead to viable, revenue generating operations; (ii) circumstances which would adversely impact our ability to efficiently utilize our cash resources on hand or raise additional funding; (iii) the timing of the initiation, progress, and potential results (including the results of interim analyses) of our preclinical studies, clinical trials, and our research programs; (iv) the possibility that interim results may not be predictive of the outcome of our clinical trials, which may not demonstrate sufficient safety and efficacy to support regulatory approval of our product candidate; (v) that applicable regulatory authorities may disagree with our interpretation of the data, research, and clinical development plans and timelines, and the regulatory process for our product candidates; (vi) future potential regulatory milestones for our product candidates, including those related to current and planned clinical studies; (vii) our ability to use and expand our therapy platform to build a pipeline of product candidates; (viii) our ability to advance product candidates into, and successfully complete, clinical trials; (ix) the timing or likelihood of regulatory filings and approvals; (x) our estimates of the number of patients who suffer from the diseases we are targeting and the number of patients that may enroll in our clinical trials; (xi) the commercialization potential of our product candidates, if approved; (xii) our ability and the potential to successfully manufacture and supply our product candidates for clinical trials and for commercial use, if approved; (xiii) future strategic arrangements and/or collaborations and the potential benefits of such arrangements; (xiv) our estimates regarding expenses, future revenue, capital requirements, needs for additional financing, our ability to obtain additional capital and our ability to maintain the listing of our common stock on Nasdaq; (xv) the sufficiency of our existing cash and cash equivalents to fund our future operating expenses and capital expenditure requirements; (xvi) our ability to retain the continued service of our key personnel and to identify, and hire and retain additional qualified personnel; (xvii) the scope of protection we are able to establish and maintain for intellectual property rights, including our therapy platform, product candidates, and research programs; (xviii) our ability to contract with third-party suppliers and manufacturers and their ability to perform adequately; (xix) the pricing, coverage, and reimbursement of our product candidates, if approved; and (xx) developments relating to our competitors and our industry, including competing product candidates and therapies. Information regarding the foregoing and additional risks may be found in the section entitled “Risk Factors” in documents that we file from time to time with the Securities and Exchange Commission, which can be accessed at https://ir.renovorx.com/sec-filings.

Forward-looking statements included herein are made as of the date hereof, and RenovoRx does not undertake any obligation to update publicly such forward-looking statements to reflect subsequent events or circumstances, except as required by law.

Investor Contact:

KCSA Strategic Communications

Valter Pinto or Jack Perkins

T: 212-896-1254

RenovoRx@KCSA.com

Media Contact:

STiR Communications

Hannah Williams

T: 803-521-1214

hannah@stir-communications.com